“Unless permitted under securities legislation, the holder of the securities shall not trade the securities before December 1, 2015.”

“Without prior written approval of the TSX Venture Exchange and compliance with all applicable securities legislation, the securities represented by this certificate may not be sold, transferred, hypothecated or otherwise traded on or through the facilities of the TSX Venture Exchange or otherwise in Canada or to or for the benefit of a Canadian resident before December 1, 2015.”

VOID AFTER 4:00 PM (VANCOUVER TIME) IN THE CITY OF VANCOUVER, PROVINCE
OF BRITISH COLUMBIA, ON JULY 31, 2018

WARRANTS TO PURCHASE COMMON SHARES OF

NATCORE TECHNOLOGY INC.

(incorporated under the Business Corporations Act,British Columbia)

No. WC0715-00	XXX WARRANTS
NOTE: One Warrant is Required to purchase one common share.

THIS IS TO CERTIFY THAT for value received the holder, _____________ (the “Holder”), of this certificate (the “Warrant Certificate”) is entitled to purchase one fully paid and non-assessable common share of Natcore Technology Inc. (herein called the “Corporation”) for each Warrant represented hereby, as such shares were constituted on July 31, 2015 at any time up to 4:00 p.m. (local time) in the City of Vancouver, Province of British Columbia on July 31, 2018, (the “Expiry Date”)at and for a price of CDN$0.74 per share, of lawful money of Canada, upon and subject to the terms and conditions referred to in this Warrant Certificate and the Subscription Agreement entered into between the Corporation and the Holder.

          These Warrants are non-transferable.

          The Warrants may be exercised only at the registered offices of the Corporation at Suite 2080-777 Hornby Street, Vancouver, B.C., V6Z 1S4.

          IN WITNESS WHEREOF the Corporation has caused this Warrant Certificate to be executed.

NATCORE TECHNOLOGY INC.

Per:		C/S

Authorized Signatory

TERMS, CONDITIONS AND INSTRUCTIONS

1.	The holder of this warrant may subscribe for the number of shares of the Corporation indicated on the face hereof.

2.

For each share purchased pursuant to this warrant on or before the Expiry Date, payment must be made in the amount of CDN$0.74 per share. All payments must be made in Canadian Funds, in cash or by certified cheque, bank draft or money order payable. If payment is made by way of an uncertified cheque, the Corporation reserves the right to deem that the payment has not been received until the cheque has cleared the account upon which it has been drawn.

3.

To exercise the rights evidenced by this warrant, this warrant with the following Warrant Exercise Form completed, must be delivered or mailed to and received by the registered offices of the Corporation at Suite 2080-777 Hornby Street, Vancouver, British Columbia, V6Z 1S4.

4.	The rights evidenced by this warrant expire at 4:00 p.m. local time in Vancouver, British Columbia, on the Expiry Date.

5.	The rights evidenced by this warrant may not be transferred.

6.	If this warrant or the purchase price is forwarded by mail it is suggested that registered mail be used as the Corporation will not be responsible for any losses which occur through the use of mails.

7.

The rights evidenced by this warrant are to purchase common shares in the capital stock of the Corporation as they were constituted on July 31, 2015. If there shall, prior to the exercise of any of the rights evidenced hereby, be any reorganization of the authorized capital of the Corporation by way of consolidation, merger, sub-division, amalgamation or otherwise, or the payment of any stock dividends, then there shall automatically be an adjustment in either or both the number of shares of the Corporation which may be purchased pursuant hereto or the price at which such shares may be purchased, by corresponding amounts, so that the right evidenced hereby shall thereafter be as reasonably as possible equivalent to those originally granted hereby. The Corporation shall have the sole and exclusive power to make adjustments as it considers necessary and desirable.

APPENDIX 1
WARRANT EXERCISE FORM

TO: NATCORE TECHNOLOGY INC.

The undersigned hereby exercises the right to purchase ____________ Common Shares of NATCORE TECHNOLOGY INC. (the “Corporation”) (or such number of other securities or property to which such Warrants (the “Warrants”) entitle the undersigned in lieu thereof or in addition thereto under the provisions of the Warrant Certificate for the time being governing the holding of the Warrants in the Corporation) in accordance with and subject to the provisions of such Warrant Certificate which may be obtained, free of charge, from the Corporation at Suite 2080-777 Hornby Street, Vancouver, British Columbia, V6Z 1S4.

The Common Shares (or other securities or property) are to be issued as follows:

Name: ______________________________________________________________________________________________________

Address in full: _______________________________________________________________________________________________

____________________________________________________________________________________________________________

Number of Common Shares: ____________________________________________________________________________________

Note: If further nominees intended, please attach (and initial) a schedule giving these particulars.

(CHECK ONE)

☐

The undersigned hereby represents and warrants to the Corporation that at the time of exercise the undersigned is not a U.S. person or a person within the United States (as such terms are defined in Regulation S under the Securities Act of 1933 (the “U.S. Securities Act”) and the Warrant is not being exercised on behalf of a U.S. person or any person with the United States.

The undersigned is tendering with this exercise form a written opinion of counsel or other evidence satisfactory to them to the effect that the Common Shares to be delivered upon exercise of this Warrant have been registered under the U.S. Securities Act and the Securities laws of all applicable States of the United States or are exempt from registration thereunder; or

☐

The undersigned does not make the representation set forth above and the undersigned hereby represents, warrants and agrees that: (i) the undersigned will not offer or sell the Common Shares except pursuant to registration under the U.S. Securities Act or in accordance with an exemption from registration thereunder or in compliance with Regulation S under the U.S. Securities Act; and (ii) the certificates representing the Common Shares subscribed for may have endorsed thereon a legend to such effect.

DATED this _____ day of ___________, 20 _____.

Signature Guaranteed	(Signature of Warrant Holder)

Print full name

Print full address

Instructions.

1.

The registered holder may exercise his/her right to receive Common Shares by enclosing payment by way of cash, a certified cheque, bank draft or money order in lawful money of the United States of America, payable to the order Natcore Technology Inc. and by completing this form and surrendering this form and the original Warrant Certificate representing the Warrants being exercised to the Corporation at Suite 2080-777 Hornby Street, Vancouver, British Columbia, V6Z 1S4. Certificates for Common Shares will be made available for pick up or mailed by registered mail within five business days after the exercise of the Warrant.

2.

If the Exercise Form indicates that Common Shares are to be issued to a person or persons other than the registered holder of the Warrant Certificate, the signature of such holder of the Exercise Form must be guaranteed by an authorized officer of a chartered bank, trust company or medallion guaranteed by an investment dealer who is a member of a recognized stock exchange.

3.

If the Exercise Form is signed by a trustee, executor, administrator, curator, attorney, officer of a corporation or any person acting in a judiciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Corporation.